Exhibit 99.1

Acacia Research Corporation Reports First Quarter 2025 Financial Results
Total Revenue of $124.4 million for the Quarter
GAAP Net Income of $24.3 million and GAAP Diluted EPS of $0.25 for the Quarter
Adjusted Net Income1 of $33.1 million and Adjusted Diluted EPS1 of $0.34 for the Quarter
Total Company Adjusted EBITDA1 of $50.7 million and Operated Segment Adjusted EBITDA1 of $54.7 million for the Quarter
New York, NY, May 8, 2025 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, today reported financial results for the three months ended March 31, 2025. The Company also posted its first quarter 2025 earnings presentation on its website at www.acaciaresearch.com under Events & Presentations.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “Acacia had a very strong start to the year, generating first quarter revenue of $124.4 million and Total Company Adjusted EBITDA of $50.7 million. These results were driven by $69.9 million in revenue from our Intellectual Property operations primarily relating to our WiFi-6 portfolio, the first full quarter of performance from Deflecto, and continued execution at Benchmark and Printronix. Against the backdrop of macro-economic uncertainty, we continued to execute our strategy of building businesses with stable cash flow generation and scalability and believe the combination of our existing businesses and strong balance sheet will ensure Acacia continues to deliver long-term shareholder value. Including the net proceeds from the Intellectual Property settlement recorded in the first quarter, and received after quarter end, current cash, cash equivalents and equity securities is approximately $338.2 million, or $3.52 per share. Our strong cash position provides us with substantial dry powder to grow our business and positions us well to opportunistically pursue accretive investment opportunities that may become available.”
First Quarter 2025 Highlights
•Total revenue of $124.4 million for the quarter, up 412% compared to $24.3 million for the prior-year quarter, primarily driven by $69.9 million in license fee revenue from our Intellectual Property Operations, $18.3 million in revenue from Energy Operations, which is the largest Energy Operations quarterly revenue under Acacia ownership, and $28.5 million in revenue from our first full quarter of Manufacturing Operations.
•GAAP Net Income of $24.3 million, or $0.25 GAAP Diluted EPS, for the three months ended March 31, 2025.
•Adjusted Net Income of $33.1 million, or $0.34 Adjusted Diluted EPS, for the three months ended March 31, 2025.
•Operated Segment Adjusted EBITDA of $54.7 million for the three months ended March 31, 2025.
•Total Company Adjusted EBITDA of $50.7 million for the three months ended March 31, 2025.
•Including the net proceeds received from our Intellectual Property Operations after quarter end, cash, cash equivalents, and equity securities is approximately $338.2 million, or $3.52 per share.
1 Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for reconciliations of Adjusted Net Income (Loss), Adjusted Diluted EPS, and Total Company Adjusted EBITDA to their most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.

Revenue
The following table provides a breakdown of the Company’s total revenue for the three months ended March 31, 2025 and March 31, 2024. For the purposes of financial reporting, Acacia's operations are broken out as follows: Energy Operations (Benchmark), Industrial Operations (Printronix), Manufacturing Operations (Deflecto), and Intellectual Property Operations (Acacia Research Group).

	Three Months Ended March 31,
	2025	2024
	(In thousands, unaudited)
Energy Operations	$18,306	1,856
Industrial Operations	7,676	8,841
Manufacturing Operations	28,535	—
Intellectual Property Operations	69,905	13,623
Total Revenues	$124,422	$24,320
Adjusted EBITDA
The following table provides a reconciliation of consolidated Net Income (Loss), the most directly comparable GAAP measure, to Total Company Adjusted EBITDA for the three months ended March 31, 2025 and March 31,2024.

	Three Months Ended March 31,
	2025	2024
	(In thousands, unaudited)
GAAP Net Income (Loss)	$24,287	$(186)
Net (Income) Loss Attributable to Noncontrolling Interests	(759)	(3)
Income Tax Expense (Benefit)	6,081	(1,109)
Interest Expense	2,451	326
Interest (Income) and Other, Net	(1,793)	(5,095)
(Gain) Loss on Foreign Currency Exchange	(155)	68
Net Realized and Unrealized (Gain) Loss on Derivatives	5,021	(171)
Net Realized and Unrealized (Gain) Loss on Investments	3,172	(2,160)
Non-recurring Legacy Legal Expense	—	6,243
GAAP Operating Income (Loss)	$38,305	$(2,087)
Depreciation, Depletion & Amortization	10,610	4,568
Stock-Based Compensation	922	858
Realized Hedge Gain (Loss)	(43)	800
Transaction-Related Costs	554	—
Legacy Matter Costs	8	2,193
Severance Costs	343	—
Total Company Adjusted EBITDA	$50,699	$6,332

The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three months ended March 31, 2025 and March 31, 2024.

	Three Months Ended March 31,
	2025	2024
	(In thousands, unaudited)
Energy Operations Adjusted EBITDA[2]	$7,936	$1,378
Industrial Operations Adjusted EBITDA[2]	1,021	1,897
Manufacturing Operations Adjusted EBITDA[2]	2,439	—
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations)	$11,396	$3,275
Intellectual Property Operations Adjusted EBITDA[2]	43,265	7,160
Operated Segment Adjusted EBITDA	$54,661	$10,435
Parent Costs[2]	(3,962)	(4,103)
Total Company Adjusted EBITDA	$50,699	$6,332

Adjusted Net Income and Adjusted Diluted EPS
The following table provides a reconciliation of Net Income (Loss), the most directly comparable GAAP measure, to Adjusted Net Income (Loss) and Adjusted Diluted EPS for the three months ended March 31, 2025 and March 31,2024.

	Three Months Ended March 31,
	2025	2024
GAAP Net Income (Loss)	$24,287	$(186)
Non-recurring Legacy Legal Expense	—	6,243
Legacy Matter Costs[3]	258	2,193
Stock-Based Compensation	922	858
Transaction-Related Costs	554	—
Severance Costs	343	—
Amortization of Acquired Intangibles	907	433
Unrealized Loss (Gain) on Securities	4,777	26,701
Unrealized Loss (Gain) on Hedges	3,661	317
Tax Effect of Adjustments	(2,629)	(8,100)
Adjusted Net Income (Loss)	$33,080	$28,459

GAAP Diluted EPS	$0.25	$—
GAAP weighted average diluted shares	96,981,413	99,745,905
Adjusted Diluted EPS	$0.34	$0.28
Adjusted diluted weighted average shares	96,981,413	100,390,881

2 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Intellectual Property Operations Adjusted EBITDA, and Parent Costs are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.
3 Legacy Matter Costs for the three months ended March 31, 2025 includes $250,000 related to a one-time legacy tax matter at Printronix that has been settled, which amount is included within Interest Income and Other, Net in Acacia's condensed consolidated statement of operations

Free Cash Flow4

The following table provides a reconciliation of Free Cash Flow (FCF) for the three months ended March 31, 2025.

	Three Months Ended March 31, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from Operating Activities (GAAP)	$5,452	$2,530	$1,016	$(2,266)	$(4,307)	$2,425
Less: Capital Expenditures	(1,872)	(5)	(213)	—	—	(2,090)
Free Cash Flow (Non-GAAP)	$3,580	$2,525	$803	$(2,266)	$(4,307)	$335

Balance Sheet and Capital Structure
•Cash, cash equivalents, and equity investments measured at fair value totaled $290.0 million at March 31, 2025 compared to $297.0 million at December 31, 2024. The decrease in cash was primarily due to $1.9 million of capital expenditures at Benchmark, $0.2 million of capital expenditures at Deflecto, $5.0 million of debt repayment on the Benchmark revolving credit facility, and $0.6 million of principal repayment on the Deflecto Term Loan, offset by $1.2 million of working capital benefit from the Deflecto transaction, $1.9 million of net proceeds from the purchase and sale of equity securities and cash provided by operating activities from our business segments.
•Equity securities without readily determinable fair value totaled $5.8 million at March 31, 2025, unchanged from December 31, 2024.
•Investment securities representing equity method investments totaled $19.9 million at March 31, 2025 (net of noncontrolling interests), unchanged from December 31, 2024. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•The Parent company’s total indebtedness was zero at March 31, 2025. On a consolidated basis, Acacia’s total indebtedness was $108.4 million, consisting of $61.5 million in non-recourse debt at Benchmark and $46.9 million in non-recourse debt at Deflecto as of March 31, 2025.
Book Value as of March 31, 2025
At March 31, 2025, Acacia’s book value (which includes noncontrolling interests) was $577.3 million and there were 96.2 million shares of common stock outstanding, for a book value per share of $6.00. This value is impacted by one-time expenses and other adjustments detailed in the above reconciliation from GAAP Net Income (Loss) to Adjusted Net Income (Loss).

Investor Conference Call
The Company will host a conference call today, May 8, 2025 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 877-545-0523 (U.S. and Canada) or 973-528-0016 (international) and if requested, reference the access code “476097.” The conference call will also be simultaneously webcast at https://www.webcaster4.com/Webcast/Page/2371/52358 and on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia (Nasdaq: ACTG) is a publicly traded company that is focused on acquiring and operating attractive businesses across the mature technology, energy and industrial/manufacturing sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses
4 Free Cash Flow (FCF) is a non-GAAP financial measure. For a definition of this measure, see the accompanying supplemental information section.

based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, with respect to Benchmark, hedging strategy, risks related to price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, the impact of tariffs and trade policy, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Gagnier Communications
ir@acaciares.com

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$271,964	$273,880
Equity securities	18,064	23,135
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	95,725	26,909
Inventories	26,264	27,485
Prepaid expenses and other current assets	15,866	31,987
Total current assets	464,633	420,146

Property, plant and equipment, net	23,354	23,865
Oil and natural gas properties, net	189,104	191,680
Goodwill	25,566	29,339
Other intangible assets, net	67,739	55,429
Operating lease, right-of-use assets	8,001	9,287
Deferred income tax assets, net	17,231	20,233
Other non-current assets	5,978	6,415
Total assets	$801,606	$756,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,457	$12,074
Accrued expenses and other current liabilities	24,084	20,575
Accrued compensation	6,879	6,277
Current asset retirement obligation	1,565	1,546
Royalties and contingent legal fees payable	26,699	5,448
Deferred revenue	1,403	1,319
Current portion of long-term debt, net	2,400	2,400
Total current liabilities	75,487	49,639

Asset retirement obligation	31,401	31,070
Long-term lease liabilities	5,872	6,778
Deferred income tax liabilities, net	2,697	2,609
Revolving credit facility	61,500	66,500
Term loan and revolving credit facility	44,488	45,088
Other long-term liabilities	2,901	2,091
Total liabilities	224,346	203,775

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 96,171,702 and 96,048,999 shares issued and outstanding as of March 31, 2025 and 2024, respectively	96	96
Treasury stock, at cost, 20,542,064 and 20,542,064 shares as of March 31, 2025 and 2024, respectively	(118,542)	(118,542)
Accumulated other comprehensive income	(518)	(1,180)
Additional paid-in capital	910,688	910,237
Accumulated deficit	(251,499)	(275,786)
Total Acacia Research Corporation stockholders' equity	540,225	514,825

Noncontrolling interests	37,035	37,794

Total stockholders' equity	577,260	552,619

Total liabilities and stockholders' equity	$801,606	$756,394

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

Revenues:
Intellectual property operations	$69,905	$13,623
Industrial operations	7,676	8,841
Energy operations	18,306	1,856
Manufacturing operations	28,535	—
Total revenues	124,422	24,320

Costs and expenses:
Cost of revenues - intellectual property operations	27,912	7,001
Cost of revenues - industrial operations	4,064	4,049
Cost of production - energy operations	12,698	1,315
Cost of revenues - manufacturing operations	20,811	—
Sales and marketing expenses - industrial and manufacturing operations	3,312	1,555
General and administrative expenses	17,320	12,487
Total costs and expenses	86,117	26,407
Operating income (loss)	38,305	(2,087)

Other (expense) income:
Equity securities investments:
Change in fair value of equity securities	(4,777)	(26,701)
Gain on sale of equity securities	1,605	28,861
Net realized and unrealized (loss) gain	(3,172)	2,160
Non-recurring legacy legal expense	—	(6,243)
Loss on derivatives - energy operations	(5,021)	171
Gain (loss) on foreign currency exchange	155	(68)
Interest expense	(2,451)	(326)
Interest income and other, net	1,793	5,095
Total other (expense) income	(8,696)	789

Income (loss) before income taxes	29,609	(1,298)

Income tax (expense) benefit	(6,081)	1,109

Net income (loss) including noncontrolling interests in subsidiaries	23,528	(189)

Net loss (income) attributable to noncontrolling interests in subsidiaries	759	3

Net income (loss) attributable to Acacia Research Corporation	$24,287	$(186)

Income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$24,287	$(186)
Weighted average number of shares outstanding - Basic	96,018,047	99,745,905
Basic net income per common share	$0.25	$—
Net income (loss) attributable to common stockholders - Diluted	$24,287	$(186)
Weighted average number of shares outstanding - Diluted	96,981,413	99,745,905
Diluted net income per common share	$0.25	$—

Other comprehensive income (loss):
Foreign currency translation	$662	$—
Total other comprehensive income, net	662	—
Total comprehensive income (loss)	24,190	(189)
Comprehensive loss (income) attributable to noncontrolling interests	759	3
Comprehensive income (loss) attributable to Acacia Research Corporation	24,949	(186)

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURE

This earnings release includes Adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA and Adjusted EBITDA and Free Cash Flow (FCF) for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. This earnings release also includes the Company’s Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Total Company Adjusted EBITDA is defined as net income / (loss) before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest expense, interest income and other, net, loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, realized hedge gain / (loss), transaction-related costs, and costs related to the legacy items. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, and Intellectual Property Operations Adjusted EBITDA. See below for the definition of each of those measures. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction-related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before amortization of acquired intangibles and depreciation and amortization expense. The Company is providing its Industrial Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation and amortization expense and stock-based compensation. The Company is providing Intellectual Property Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.

Manufacturing Operations
Manufacturing Operations Adjusted EBITDA is defined as operating income / loss for Acacia’s Manufacturing Operations before amortization of acquired intangibles, depreciation and amortization expense, and transaction-related costs. The Company is providing its Manufacturing Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, transaction-related costs, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives investors a clear picture of normalized Parent-level expenses.

Free Cash Flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment, oil and gas properties, and patent acquisitions (“Capital Expenditures”). The Company is providing Free Cash Flow, a non-GAAP financial measure, because it believes free cash flow gives investors a good sense of how much cash flows are available to be used for de-levering, making acquisitions, repurchasing shares or similar uses of cash.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is defined as Acacia’s GAAP Net Income (Loss) excluding costs related to certain legacy matters, stock-based compensation, transaction-related costs, amortization of acquired intangibles, any unrealized (gain) / loss on securities, any unrealized (gain) / loss on hedges, and any (gain) / loss on non-cash derivatives and taking into account the tax effect(s) of those adjustments. The Company is providing Adjusted Net Income (Loss), a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.

Adjusted Diluted Earnings Per Share (EPS)
Adjusted Diluted EPS is defined as Adjusted Net Income (Loss) divided by the Company’s weighted average diluted share count as of the relative period end date. The Company is providing its Adjusted Diluted EPS, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.

The following tables reconcile Operating Income (Loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three months ended March 31, 2025 and March 31, 2024.

	Three Months Ended March 31, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations		Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$4,001	$302	$271		$38,508	$(4,777)	$38,305
Depreciation, Depletion & Amortization	3,978	552	1,545		4,520	15	10,610
Stock-Based Compensation	—	—	—		237	685	922
Realized Hedge Gain (Loss)	(43)	—	—		—	—	(43)
Transaction-Related Costs	—	—	447	—	—	107	554
Legacy Matter Costs	—	—	—		—	8	8
Severance Costs	—	167	176		—	—	343
Adjusted EBITDA	$7,936	$1,021	$2,439		$43,265	$(3,962)	$50,699
Parent Interest Income						$2,422

	Three Months Ended March 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations		Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$156	$1,212	$—		$3,282	$(6,737)	$(2,087)
Depreciation, Depletion & Amortization	422	685	—		3,435	26	4,568
Stock-Based Compensation	—	—	—		443	415	858
Realized Hedge Gain (Loss)	800	—	—		—	—	800
Transaction-Related Costs	—	—	—		—	—	—
Legacy Matter Costs	—	—	—		—	2,193	2,193
Severance Costs	—	—	—		—	—	—
Adjusted EBITDA	$1,378	$1,897	$—		$7,160	$(4,103)	$6,332
Parent Interest Income						$5,079